SECOND LOAN RESTRUCTURE AGREEMENT

This SECOND LOAN RESTRUCTURE AGREEMENT between the parties (this "Agreement") is made and entered into this 5th day of February 2007 by and between Siena Technologies, Inc., formerly known as Network Installation Corp., a Nevada corporation (“Siena”), and its subsidiary Kelley Communication Company, Inc., a Nevada corporation (“Kelley”)(collectively referred to as the “Company”), and Dutchess Private Equities Fund Ltd., is successor in interest to Dutchess Private Equities Fund LP and Dutchess Private Equities Fund II LP, and Dutchess Advisors Ltd. (collectively referred to as “Dutchess”)(the Company and Dutchess are sometimes hereinafter collectively referred to as the “Parties”).

RECITALS

A.            The Company and Dutchess have entered into numerous agreements as set forth in the Loan Restructure Agreement entered into by the Company and Dutchess on August 1, 2006.

B.            Except as set forth herein, the Parties intend that the Loan Restructure Agreement will remain in full force and effect and the parties agreed to abide by its terms. Nothing herein shall be read to limit the rights of the Parties to enforce the provisions of the Loan Restructure Agreement.

C.            As of December 31, 2006, the Company was indebted to Dutchess in the principal amount of $6,179,960 plus accrued interest.

D.          The Company and Dutchess wish to restructure the Company’s obligations to Dutchess under the Loan Restructure Agreement as follows.

COVENANTS

1.             Revised Payment Terms. The payment terms of the New Note, as defined and referred to in the Loan Restructure Agreement, are hereby amended and restructured and the Company shall repay the indebtedness evidenced by the New Note according to the amortization schedule attached hereto as Exhibit “A.” Dutchess shall attach a copy of Exhibit A to the New Note as evidence of this Agreement. This provision shall be construed to modify Exhibit A of the New Note, attached to the Loan Restructure Agreement, and no other provision thereof. Except as set forth in this Agreement, the Parties intend the Loan Restructure Agreement will remain in full force and effect and the parties agreed to abide by its terms. Nothing herein shall be read to limit the rights of the Parties to enforce the provisions of the Loan Restructure Agreement.

2.             Payment by the Company of the Bank Debts. As set forth in the Loan Restructure Agreement, the New Note did not and does not release the Company’s obligation to retire the bank debt. Therefore, the Company shall continue to pay the bank debts in accordance with the terms and conditions of the agreements in place with the holders of the bank debts that evidence and/or provide for the securing and payment of the bank debts; and the Company will use its best efforts to assist Dutchess to secure the proportionate release of the deposits (as defined by the Loan Restructure Agreement) on a quarterly basis with each bank. The Company will not extend the payment terms of the agreements with the banks beyond September 20, 2010, unless the Company obtains prior written approval from Dutchess. This provision shall be construed to modify section 2 of the Loan Restructure Agreement, and no other provision thereof.

3.             Future Recapitalization. Dutchess agrees that the Company, upon such terms as the directors of the Company acting in accordance with applicable law, regulations and bylaws, deem reasonable, may borrow money from third parties however as incident to such borrowing may not grant either subordinate liens against or subordinate security interests in any of the assets of the Company that are subject to Dutchess’ liens or security interests without Dutchess’ prior written consent, provided however that such consent shall not be unreasonably withheld and shall be withheld only to the extent reasonably necessary to protect Dutchess’ collateral position. This provision shall be construed to modify section 4 of the Loan Restructure Agreement, and no other provision thereof.

4.             Prepayment from Future Recapitalization. If, prior to the Company’s full payment and satisfaction of the New Note, the Company borrows funds from a lender(s) or investor(s) other than Dutchess or raises capital from the sale of stock of the Company from a person(s) or entity(s) other than Dutchess, either in one event or in multiple events, and once the aggregate proceeds of such future loans or future investments exceed $4,000,000, then within 10 days after receipt of such proceeds, the Company shall pay to Dutchess a minimum of 50% of the excess of the proceeds over $4,000,000, up to the unpaid balance of the New Note, as a principal prepayment of the New Note. The Parties acknowledge that to date, the Company has raised a total of $2,157,000.00 which shall be applied to the $4,000,000 amount set forth in this section. This provision shall be construed to modify section 5 of the Loan Restructure Agreement, and no other provision thereof.

5.             Sale of the Company’s Assets. The Company shall not sell any assets of the Company (“Asset Sale”) other than (i) the cable assets owned by the Company at Tuscany, a residential community located in Henderson, Nevada (the “Tuscany Asset”), (ii) sales of inventory, or (iii) sales in the ordinary course of its business (including sales as part of the replacement of equipment), without the prior written consent of Dutchess, which consent shall not be unreasonably withheld and shall be withheld only to the extent reasonably necessary to assure the full and timely payment of the New Note. In the event of an Asset Sale, other than a sale described in (i), (ii) or (iii), the Company shall pay to Dutchess 33% of the proceeds of the Asset Sale (after the fees and expenses associated with the Asset Sale), up to the unpaid balance of the New Note, as a prepayment on the New Note. Any payment of the proceeds of an Asset Sale shall be due and payable within ten business days after the receipt by the Company of any proceeds in the form of cash or cash equivalents. This provision shall be construed to modify section 7 of the Loan Restructure Agreement, and no other provision thereof.

6.	Dutchess Waivers. Dutchess hereby waives:
6.1	Any default under the Loan Documents and/or the Intercreditor Agreement that occurred prior to the date of this Agreement.
6.2	Any penalty or premium that has accrued under the Loan Documents and/or the Intercreditor Agreement prior to the date of this Agreement.
6.3	Any obligation to register any securities of the Company imposed under the Loan Documents and/or the Intercreditor Agreement that arose prior to the date of this Agreement.
6.4	Any default under the Loan Restructure Agreement entered into by the Company and Dutchess effective June 30, 2006 that may have occurred prior to the date of this Agreement.

7.            Confidentiality. In addition to the confidentiality obligations imposed under Section 13 of the Loan Restructure Agreement, the parties agree that, other than with respect to disclosures required by law, neither party shall disseminate a public press release regarding the terms of this Agreement.

8.            Notices. All communications required or permitted under this Agreement shall be made in accordance with section 14 of the Loan Restructure Agreement.

9.             Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Nevada, without respect to any choice of law provisions of that state.

10.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment by either party to this Agreement, or their successors or assigns, shall relieve either party (or any successor or assign) of any of its obligations under this Agreement.

11.          Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

12.          Expenses. Each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated by this Agreement

13.          Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

14.          Effective Date. This Agreement shall be effective as of December 31, 2006. Dutchess takes no position with respect to the Company’s tax and accounting treatment of the restructuring under this Agreement.

15.          Mutual Release of Claims. In consideration of the benefits and obligations of this Agreement and as an inducement to the Parties to enter hereunto, the Parties collectively, and their present and former insurers, officers, directors, shareholders, employees, agents, subsidiaries, parents, affiliates, predecessors, successors and assigns hereby remise, release and forever discharge each other, and their present and former insurers, officers, directors, shareholders, employees, agents, subsidiaries, parents, affiliates, predecessors, successors and assigns from any and all liabilities, claims, causes of action, debts, demands, suits and obligations whether known or unknown, from the beginning of the world to the date of the present. The Parties understand that this provision operates as a general, mutual release of claims running to the date of this Agreement. Each of the Parties acknowledges that releases set forth in this Agreement are a material inducement for each Party’s execution of this Agreement, but for the releases, the Parties would not enter into this Agreement. Notwithstanding the foregoing, nothing in this paragraph shall be construed to limit or release the rights and obligations of the Parties under this Agreement, the Loan Restructure Agreement (or any rights, obligations or agreements referenced therein), the Warrant Exchange Agreement dated March 10, 2006 (or any rights, obligations or agreements referenced therein) or any other rights of the Parties going forward.

SIENA TECHNOLOGIES, INC.

/s/ Jeffrey R. Hultman

By: Jeffrey R. Hultman, CEO

KELLEY COMMUNICATION CO., INC.

/s/ J. Michael Kelley

By: J. Michael Kelley

DUTCHESS PRIVATE EQUITIES FUND LTD.
/s/ Douglas Leighton
By: Douglas Leighton

DUTCHESS ADVISORS LTD.

/s/ Michael Novielli
By: Michael Novielli

EXHIBIT A

Network Installation Corporation
Note Payable - Dutchess
As of January 30, 2007

		Interest
		Rate	Principal
Date/Payment Number	Payment	7.00%	Balance
			6,254,960.00
August 1, 2006	15,000.00	0.00	6,239,960.00
September 1, 2006	15,000.00	0.00	6,224,960.00
October 1, 2006	15,000.00	36,312.27	6,246,272.27
November 1, 2006	15,000.00	36,436.59	6,267,708.85
December 1, 2006	15,000.00	36,561.63	6,289,270.49
December 31, 2006	0.00	36,687.41	6,325,957.90
January 12, 2007	25,000.00	13,018.11	6,313,976.01
February 1, 2007	25,000.00	23,762.28	6,312,738.29
March 1, 2007	25,000.00	36,824.31	6,324,562.60
April 1, 2007	25,000.00	36,893.28	6,336,455.88
May 1, 2007	25,000.00	36,962.66	6,348,418.54
June 1, 2007	25,000.00	37,032.44	6,360,450.98
July 1, 2007	25,000.00	37,102.63	6,372,553.61
August 1, 2007	25,000.00	37,173.23	6,384,726.84
September 1, 2007	25,000.00	37,244.24	6,396,971.08
October 1, 2007	25,000.00	37,315.66	6,409,286.74
November 1, 2007	25,000.00	37,387.51	6,421,674.25
December 1, 2007	25,000.00	37,459.77	6,434,134.02
January 1, 2008	50,000.00	37,532.45	6,421,666.46
February 1, 2008	50,000.00	37,459.72	6,409,126.19
March 1, 2008	50,000.00	37,386.57	6,396,512.76
April 1, 2008	50,000.00	37,312.99	6,383,825.75
May 1, 2008	50,000.00	37,238.98	6,371,064.73
June 1, 2008	50,000.00	37,164.54	6,358,229.27
July 1, 2008	50,000.00	37,089.67	6,345,318.94
August 1, 2008	50,000.00	37,014.36	6,332,333.31
September 1, 2008	50,000.00	36,938.61	6,319,271.92
October 1, 2008	50,000.00	36,862.42	6,306,134.34
November 1, 2008	50,000.00	36,785.78	6,292,920.12
December 1, 2008	50,000.00	36,708.70	6,279,628.82
January 1, 2009	75,000.00	36,631.17	6,241,259.99
February 1, 2009	75,000.00	36,407.35	6,202,667.34
March 1, 2009	75,000.00	36,182.23	6,163,849.56
April 1, 2009	75,000.00	35,955.79	6,124,805.35
May 1, 2009	75,000.00	35,728.03	6,085,533.38
June 1, 2009	75,000.00	35,498.94	6,046,032.33
July 1, 2009	75,000.00	35,268.52	6,006,300.85
August 1, 2009	75,000.00	35,036.75	5,966,337.61
September 1, 2009	75,000.00	34,803.64	5,926,141.24

October 1, 2009	75,000.00	34,569.16	5,885,710.40
November 1, 2009	75,000.00	34,333.31	5,845,043.71
December 1, 2009	75,000.00	34,096.09	5,804,139.80
January 1, 2010	100,000.00	33,857.48	5,737,997.28
February 1, 2010	100,000.00	33,471.65	5,671,468.93
March 1, 2010	100,000.00	33,083.57	5,604,552.50
April 1, 2010	100,000.00	32,693.22	5,537,245.72
May 1, 2010	100,000.00	32,300.60	5,469,546.32
June 1, 2010	100,000.00	31,905.69	5,401,452.01
July 1, 2010	100,000.00	31,508.47	5,332,960.48
August 1, 2010	100,000.00	31,108.94	5,264,069.42
September 1, 2010	100,000.00	30,707.07	5,194,776.49
October 1, 2010	100,000.00	30,302.86	5,125,079.35
November 1, 2010	100,000.00	29,896.30	5,054,975.65
December 1, 2010	100,000.00	29,487.36	4,984,463.01
January 1, 2011	125,000.00	29,076.03	4,888,539.04
February 1, 2011	125,000.00	28,516.48	4,792,055.52
March 1, 2011	125,000.00	27,953.66	4,695,009.17
April 1, 2011	125,000.00	27,387.55	4,597,396.73
May 1, 2011	125,000.00	26,818.15	4,499,214.88
June 1, 2011	125,000.00	26,245.42	4,400,460.30
July 1, 2011	125,000.00	25,669.35	4,301,129.65
August 1, 2011	125,000.00	25,089.92	4,201,219.57
September 1, 2011	125,000.00	24,507.11	4,100,726.68
October 1, 2011	125,000.00	23,920.91	3,999,647.59
November 1, 2011	125,000.00	23,331.28	3,897,978.87
December 1, 2011	125,000.00	22,738.21	3,795,717.08
January 1, 2012	3,817,858.76	22,141.68	0.00
	8,392,858.76	2,137,898.76

Total Payments Made in 2006	75,000.00
Total Payments Made in 2007	300,000.00
Total Payments Made in 2008	600,000.00
Total Payments Made in 2009	900,000.00
Total Payments Made in 2010	1,200,000.00
Total Payments Made in 2011	1,500,000.00
Total Payments Made in 2012	3,817,858.76
Total	8,392,858.76